Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF CBIZ, INC.
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q for the period ended March 31, 2009 (the “Form 10-Q”) of CBIZ, Inc. (the “Issuer”).
I, Steven L. Gerard, the Chief Executive Officer of the Issuer, certify that to the best of my knowledge:
(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: May 11, 2009	/s/ STEVEN L. GERARD
Steven L. Gerard
Chief Executive Officer

Subscribed and sworn to before me
this 11th day of May, 2009.

/s/ MICHAEL W. GLEESPEN
Name:	Michael W. Gleespen
Title:	Notary Public & Attorney-At-Law Registered in Franklin County, Ohio No Expiration Date